                                  EXHIBIT 21

                            SUBSIDIARIES OF ACXIOM
                            ----------------------
                               U.S. SUBSIDIARIES

     Name                                    Incorporated In       Doing Business As
     ----                                    ---------------       -----------------
Acxiom Asia, Ltd.                               Arkansas           Acxiom Asia, Ltd.

Acxiom CDC, Inc.                                Arkansas           Acxiom CDC, Inc.

Acxiom Children's Center, Inc.                  Arkansas           Acxiom Children's Center, Inc.


Acxiom / Direct Media, Inc.                     Arkansas           Acxiom / Direct Media, Inc.

Acxiom Great Lakes Data Center, Inc.            Arkansas           Acxiom Great Lakes Data Center, Inc.

Acxiom Leasing Corporation                      Arkansas           Acxiom Leasing Corporation

Acxiom / May & Speh, Inc.                       Delaware           Acxiom / May & Speh, Inc.

Acxiom RM-Tools, Inc.                           Arkansas           Acxiom RM-Tools, Inc.

Acxiom RTC, Inc.                                Delaware           Acxiom RTC, Inc.

Acxiom SDC, Inc.                                Arkansas           Buckley Dement, an Acxiom Company

Acxiom Transportation Services, Inc.            Arkansas           ATS; Conway Aviation, Inc.

BSA, Inc.                                       New Jersey         MultiNational Concepts, Ltd.;
                                                                   KM Lists Incorporated

Catalog Marketing Services, Inc.                Florida            Shop the World by Mail

Computer Graphics of Arizona, Inc.              Arizona            Computer Graphics of Arizona, Inc.

CG Marketing of Arizona, Inc.                   Arizona            CG Marketing of Arizona, Inc.

Acxiom/CG, Inc.                                 Arizona            Acxiom/CG, Inc.

DQ Investment Corporation*                      California         AccuDat

DataQuick Information Systems                   California         Acxiom/DataQuick Products Group

Modern Mailers, Inc.*                           Delaware           Acxiom Mailing Services

Pro CD, Inc.                                    Delaware           Data By Acxiom

* Inactive

                           INTERNATIONAL SUBSIDIARIES

     Name                                    Incorporated In       Doing Business As
     ----                                    ---------------       -----------------
Acxiom Limited                               United Kingdom        Acxiom Limited

Generator Datamarketing Limited              United Kingdom        Generator Datamarketing Limited

Marketlead Services, Ltd.                    United Kingdom        N/A
   (Agency company of Acxiom Limited)

Southwark Computer Services, Ltd.            United Kingdom        N/A
   (Agency company of Acxiom Limited)

Normadress SA                                France                Normadress

Marketing Technology SA                      Spain                 Marketing Technology

Acxiom Australia Pty Ltd                     Australia             Acxiom Australia Pty Ltd